EXHIBIT 21.1

Ashford Hospitality Prime, Inc.
Subsidiaries Listing as of December 31, 2016

AHP SMA GP, LLC
AHP SMA, LP
Ashford Chicago GP LLC
Ashford Chicago Junior Mezz LLC
Ashford Chicago LP
Ashford Chicago Senior Mezz LLC
Ashford HHC III LLC
Ashford HHC Partners III LP
Ashford Hospitality Prime Limited Partnership
Ashford Hospitality Prime, Inc.
Ashford Philadelphia Annex GP LLC
Ashford Philadelphia Annex LP
Ashford Pier House GP LLC
Ashford Pier House LP
Ashford Pier House Mezz A LLC
Ashford Pier House Mezz B LLC
Ashford Plano-M LP
Ashford Prime OP General Partner LLC
Ashford Prime OP Limited Partner LLC
Ashford Prime TRS Corporation
Ashford San Francisco II LP
Ashford Sapphire III GP LLC
Ashford Sapphire VII GP LLC
Ashford Seattle Downtown LP
Ashford Seattle Waterfront LP
Ashford SF GP LLC
Ashford Tampa International Hotel, LP
Ashford Thomas LLC
Ashford TRS Chicago II LLC
Ashford TRS Chicago Junior Mezz LLC
Ashford TRS Chicago Senior Mezz LLC
Ashford TRS Philadelphia Annex LLC
Ashford TRS Pier House LLC
Ashford TRS Pier House Mezz A LLC
Ashford TRS Pier House Mezz B LLC
Ashford TRS Sapphire III LLC
Ashford TRS Sapphire VII LLC
Ashford TRS SF LLC
Ashford TRS Yountville LLC
Ashford Yountville GP LLC
Ashford Yountville LP

EXHIBIT 21.1

AHP SMA GP, LLC
CHH Capital Hotel GP LLC
CHH Capital Hotel Partners LP
CHH Capital Tenant Corp.
CHH III Tenant Parent Corp.
CHH Torrey Pines Hotel GP LLC
CHH Torrey Pines Hotel Partners LP
CHH Torrey Pines Tenant Corp.
RC Hotels (Virgin Islands), Inc.

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